Exhibit 99.1

Consumers Energy Company Announces Extension of Early Participation Date and Price Determination Date of Exchange Offers

JACKSON, Mich., Nov. 21, 2014 —Consumers Energy Company (“Consumers”) announced today the extension of the Early Participation Date (as defined below) and the Price Determination Date (as defined below) of its previously announced private offers (the “Exchange Offers”) to exchange up to $250 million aggregate principal amount of its outstanding 6.70% First Mortgage Bonds due 2019 (the “6.70% Bonds”) and 6.125% First Mortgage Bonds due 2019 (the “6.125% Bonds” and, together with the 6.70% Bonds, the “Old Bonds”) for its newly issued First Mortgage Bonds due 2025 (the “New Bonds”), upon the terms and subject to the conditions set forth in Consumers’ offering memorandum dated November 6, 2014, as supplemented (the “Offering Memorandum”), and related letter of transmittal. All other terms of the Exchange Offers, as previously announced, remain unchanged.

Consumers has extended the previously announced Early Participation Date of 5:00 p.m., New York City time, on November 20, 2014 to 5:00 p.m., New York City time, on November 21, 2014 (as the same may be extended, the “Early Participation Date”).

Consumers has also extended the previously announced Price Determination Date of 2:00 p.m., New York City time, on November 21, 2014 to 2:00 p.m., New York City time, on November 24, 2014 (as the same may be extended, the “Price Determination Date”).

The “Withdrawal Deadline” relating to the Old Bonds occurred at 5:00 p.m., New York City time, on November 20, 2014. In accordance with the terms of the Exchange Offers, tendered Old Bonds may no longer be withdrawn, except to the extent required by law.

The Exchange Offers will expire at 12:00 midnight, New York City time, at the end of the day on December 5, 2014, unless extended by Consumers.

The New Bonds have not been and will not be registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), or any state or other securities laws, may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements, and are being offered for exchange only (i) in the United States, to holders of the Old Bonds that are “qualified institutional buyers” as defined in Rule 144A under the Securities Act, in a private transaction in reliance upon the exemption from the registration requirements of the Securities Act provided by Section 4(a)(2) thereof and (ii) outside the United States, to holders of the Old Bonds other than “U.S. persons” (as defined in Rule 902 under the Securities Act) in reliance on Regulation S under the Securities Act, and who are “non-U.S. qualified offerees” (as defined in the Offering Memorandum and in the Eligibility Letter referred to below).  The New Bonds will be subject to restrictions on transferability and resale and may not be transferred or resold except in compliance with the registration requirements of the Securities

Act or pursuant to an exemption therefrom and in compliance with other applicable securities laws.  Consumers will enter into a registration rights agreement with respect to the New Bonds.

Documents relating to the Exchange Offers will only be distributed to holders of the Old Bonds that have returned a certification letter that they are eligible to participate in the Exchange Offers (the “Eligibility Letter”).  Holders of the Old Bonds that desire to review the Eligibility Letter may visit the website for this purpose at http://www.dfking.com/consumers or contact D.F. King & Co., Inc., the information agent for the Exchange Offers, by calling toll-free (800) 515-4479 or at (212) 269-5550 (banks and brokerage firms).

This press release is neither an offer to sell nor a solicitation of an offer to buy any securities in the United States or elsewhere.  The Exchange Offers are made only by, and pursuant to, the terms set forth in the Offering Memorandum.  The Exchange Offers are not being made to persons in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction.

This press release contains “forward-looking statements” as defined in Rule 3b-6 under the Securities Exchange Act of 1934, Rule 175 under the Securities Act of 1933, and relevant legal decisions. The forward-looking statements are subject to risks and uncertainties. All forward-looking statements should be considered in the context of the risk and other factors detailed from time to time in Consumers’ Securities and Exchange Commission filings.  Forward-looking statements should be read in conjunction with the “FORWARD-LOOKING STATEMENTS AND INFORMATION” and “RISK FACTORS” sections of Consumers’ Form 10-K for the year ended December 31, 2013 and as updated in Consumers’ subsequent Forms 10-Q.

Consumers’ “FORWARD-LOOKING STATEMENTS AND INFORMATION” and “RISK FACTORS” sections are incorporated herein by reference and discuss important factors that could cause Consumers’ results to differ materially from those anticipated in such statements.

Media Contacts: Dan Bishop, (517) 788-2395 or Brian Wheeler, (517) 788-2394